UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 3, 2010


                               MACHINETALKER, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
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                 (State or other jurisdiction of incorporation)



       333-127080                                             01-0592299
---------------------------                              -------------------
(Commission File Number)                                  (I.R.S. Employer
                                                         Identification No.)

             513 DE LA VINA STREET, SANTA BARBARA, CALIFORNIA 93101
             ------------------------------------------------ -----
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (805) 957-1680


              -----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 1.  REGISTRANT'S BUSINESS AND OPERATIONS

         Item 1.01.  Entry into a Material Definitive Agreement.

         MachineTalker, Inc., a Delaware corporation (the "Company") entered into seven stock purchase agreements with seven private investors who agreed to purchase a total of 222,222,222 shares of the Company's common stock for a total purchase price of $100,000. The Company also entered into a Nonstatutory Stock Option Agreement with James B. Nelson, a consultant to the Company, granting him options to purchase up to 75,000,000 shares of the Company's common stock for $0.01 per share for a period of seven years after the options were granted. The options were granted effective July 22, 2010 and vest 1/36th per month commencing on August 21, 2010, on a monthly basis for as long as Mr. Nelson is an employee or consultant of the Company. See the description of the private sale of securities in Item 3.02 of this report, copies of the form of Stock Purchase Agreement and Stock Option Agreement attached to this report as Exhibits 10.1 and 10.2, respectively. The Company also plans to effect a one-for-five reverse stock split of its issued and outstanding common stock and change its name to Solar3D, Inc. in the near future.


SECTION 3.  SECURITIES AND TRADING MARKETS

         Item 3.02.  Unregistered Sales of Equity Securities.

         On August 3, 2010, MachineTalker, Inc., a Delaware corporation (the "Company"), closed the sale of 222,222,222 shares of its common stock to seven private investors for a total purchase price of $100,000. The sale was made as a private placement pursuant to Regulation D of Section 4(2) of the Securities Act of 1933, as amended. The common stock was purchased for $0.00045 per share by the following investors in the following amounts:

   NAME                              NUMBER OF SHARES       INVESTMENT AMOUNT
   ----                              ----------------       -----------------
   Cumorah Capital, Inc.:            75,709,701             $ 34,069.37
   Pearl Innovations, LLC:           64,709,701             $ 29,119.37
   New Quest Ventures, LLC:          11,000,000             $  4,950.00
   Ying Xue Huang:                   11,000,000             $  4,950.00
   Wings Fund, Inc.:                 11,000,000             $  4,950.00
   Roland F. Bryan (1):              36,079,047             $ 16,235.57
   Nadir Dagli (2):                  12,723,773             $  5,725.70
-------------
(1)      Mr. Bryan is the Chairman and Chief Executive Officer of the Company.
(2) Mr. Dagli is a scientific consultant to the Company and an existing shareholder.

         The Company has also granted a nonstatutory stock option to James B. Nelson, a business consultant to the Company, giving Mr. Nelson the right to purchase up to 75,000,000 shares of the Company's common stock for a purchase price of $0.01 per share for a period of seven years after the options were granted. The options were granted effective July 22, 2010 and vest 1/36th per month commencing on August 21, 2010, for as long as Mr. Nelson remains engaged as a consultant or employed by the Company. The option was granted in a private placement pursuant to Regulation D of Section 4(2) of the Securities Act of 1933, as amended. As stated, the Company plans to effect a one-for-five reverse split of its issued and outstanding common stock but not its authorized common stock, resulting in considerably more authorized stock becoming available to be reserved for issuance upon the exercise of these stock options. The exercise of these stock options is conditioned on the implementation of the reverse stock split so that sufficient authorized but unissued common stock will be available in the event that the options are exercised.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

         (d)      Exhibits

                  10.1 Stock Purchase Agreement for the private sale of common stock, dated July 22, 2010.

                  10.2 Nonstatutory Stock Option Agreement with James B. Nelson, dated July 22, 2010.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               MACHINETALKER, INC.
                           ---------------------------
                                  (Registrant)

Date:  August 3, 2010


                                               /s/ Roland F. Bryan
                                               --------------------------------
                                               Roland F. Bryan, President



























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